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                              BELL, BOYD & LLOYD
                           Three First National Plaza
                                   Suite 3300
                          Chicago, Illinois 60602-4207
                                  312 372-1121
                                Fax 312 372-2098



JANET D. OLSEN
312 807-4311
jolsen@bbl.com

                               November 20, 1996



Burridge Funds
115 South LaSalle Street
Chicago, Illinois 60603

Ladies and Gentlemen:

                                 BURRIDGE FUNDS

                       BURRIDGE CAPITAL DEVELOPMENT FUNDS

     We have acted as counsel for Burridge Funds (the "Trust") in connection with the registration under the Securities Act of 1933 (the "Act") of an indefinite number of shares of beneficial interest of the series of the Trust designated Burridge Capital Development Fund (the "Shares") in registration statement no. 333-11633 on form N-1A (the "Registration Statement").

     In this connection we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates and other papers as we deemed it necessary to examine for the purpose of this opinion, including the agreement and declaration of trust (the "Trust Agreement") and bylaws (the "Bylaws") of the Trust, actions of the sole trustee of the Trust authorizing the issuance of shares of the Funds and the Registration Statement.

     Based on the foregoing examination, we are of the opinion that upon the issuance and delivery of the Shares of each Fund in accordance with the Trust Agreement and the actions of the sole trustee authorizing the issuance of the Shares, and the receipt by the Trust of the authorized consideration therefor, the Shares so issued will be validly issued, fully paid and nonassessable (although shareholders of the Fund may be subject to liability under certain circumstances as described in the statement of additional information of the Trust included as Part B of the Registration Statement under the caption "The Trust").

     In giving this opinion we have relied upon the opinion of Ropes & Gray to us dated November 20, 1996, and have made no independent inquiry with respect to any matter covered by such opinion.
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Burridge Funds
November 20, 1996
Page 2


     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under section 7 of the Act.

                                       Very truly yours,


                                       BELL, BOYD & LLOYD
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                         [LETTERHEAD OF ROPES & GRAY]

                               November 20, 1996

Bell, Boyd & Lloyd
Three First National Plaza
70 West Madison Street, Suite 3300
Chicago, IL 60602

Ladies and Gentlemen:

     We are furnishing this opinion in connection with the proposed offer and sale from time to time by Burridge Capital Development Fund (the "Fund"), a series of Burridge Funds (the "Trust"), of an indefinite number of shares of beneficial interest, without par value, of the Fund (the "Shares"), pursuant to the Trust's Registration Statement on Form N-1A (No. 333-11633) under the Securities Act of 1933, as amended.

     We are familiar with the action taken by the Trustees of the Trust to authorize the issuance of the Shares. We have examined the Trust's records of Trustee action, its By-Laws and its Agreement and Declaration of Trust. We have examined such other documents as we deem necessary for the purposes of this opinion.

     We assume that, upon sale of the Shares, the Trust will receive the net asset value thereof.

     Based upon the foregoing, we are of the opinion that the Trust is authorized to issue an unlimited number of Shares, and that, when the Shares are issued and sold after the Registration Statement has been declared effective and the authorized consideration therefor is received by the Trust, they will be validly issued, fully paid and nonassessable by the Trust.

     The Trust is an entity of the type commonly known as a "Massachusetts business trust". Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust or any series of the Trust (a "Series"). However, the Agreement and Declaration of
Trust disclaims shareholder liability for acts or obligations of the Trust or any Series and requires that notice of such disclaimer be given in every note, bond, contract or other undertaking issued by or on behalf of the Trust. The Agreement and
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Bell, Boyd & Lloyd                    -2-                      November 20, 1996


Declaration of Trust provides for indemnification out of the property of the Trust or a particular Series for all loss and expense of any shareholder held personally liable for the obligations of the Trust or that particular Series. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Trust or the particular Series itself would be unable to meet its obligations.

     We consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement.

                                       Very truly yours,


                                       /s/ Ropes & Gray

                                       Ropes & Gray